As filed with the Securities and Exchange Commission on July 13, 2011

REGISTRATION NO. 333-171570
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Pre-Effective Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHANTICLEER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	8742	20-2932652

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11220 Elm Lane, Suite 203
Charlotte, NC  28277
(704) 366-5122
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive officers)

Michael D. Pruitt
Chief Executive Officer
11220 Elm Lane, Suite 203
Charlotte, NC  28277
(704) 366-5122
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Joel D. Mayersohn, Esq.
Clint J. Gage, Esq.
Roetzel & Andress
350 East Las Olas Blvd., Ste. 1150
Fort Lauderdale, FL 33301
(954) 462-4150

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE – This Pre-Effective Amendment No. 2 to Registration Statement on S-1/A has been filed to: (i) include Exhibit 23.2 Consent of Roetzel & Andress in the exhibit table set forth in Item 16 Exhibits and Financial Statement Schedules; and, (ii) to file Exhibit 5.1 Legal Opinion of Roetzel & Andress.  All other parts of the Registration Statement remain unchanged.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Description
3.1	Articles of Incorporation (3)
3.2	Bylaws (3)
4.1	Form of Warrant underlying the Rights (2)
4.2	Form of Subscription Rights Certificate (2)
5.1	Legal opinion of Roetzel & Andress (1)
21	List of significant subsidiaries of the Company (2)
23.1	Consent of Creason & Associates, P.L.L.C., Independent Registered Public Accounting Firm (2)
23.2	Consent of Roetzel & Andress (included in Exhibit 5.1) (1)

(1)	Filed herewith.
(2)	Previously filed.
(3)	Incorporated by reference to Registration on Form 10-SB filed on February 15, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on July 13, 2011.

CHANTICLEER HOLDINGS, INC.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chairman & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Michael D. Pruitt	Chairman of the Board of Directors, CEO, and CFO	July 13, 2011
Michael D. Pruitt	(Principal Executive Officer, Principal Financial Officer, & Principal Accounting Officer)

/s/ Michael Carroll	Director	July 13, 2011
Michael Carroll

/s/ Brian Corbman	Director	July 13, 2011
Brian Corbman

/s/ Paul I. Moskowitz	Director	July 13, 2011
Paul I. Moskowitz

/s/ Keith Johnson	Director	July 13, 2011
Keith Johnson

EXHIBIT INDEX

Exhibit	Description of Exhibit

5.1	Legal opinion of Roetzel & Andress